UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders.

On May 26, 2017, Celsion Corporation, a Delaware corporation (“Celsion”), filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which has effected a reverse stock split of the outstanding common stock, par value $0.01 per share, of Celsion (“Common Stock”) at an exchange ratio of 14-to-1 (the “Reverse Stock Split”) and set the number of authorized shares of common stock, par value $0.01 per share, of Celsion outstanding immediately after the Reverse Stock Split (“New Common Stock”) at 112.5 million shares.

As previously disclosed in a Current Report on Form 8-K filed on May 16, 2017, the stockholders of Celsion voted at the 2017 Annual Meeting of Stockholders held on May 16, 2017 to approve the grant of discretionary authority to the board of directors of Celsion to amend the Certificate of Incorporation of Celsion, as amended, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, to effect a reverse stock split at an exchange ratio within the specified range. The board of directors of Celsion has approved the exchange ratio of 14-to-1 and the filing of the Certificate of Amendment.

As a result of the Reverse Stock Split, every fourteen (14) shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split have been combined and converted into one share of New Common Stock without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fraction of one share of New Common Stock as a result of the Reverse Stock Split will instead receive an amount in cash equal to such fraction multiplied by the closing sale price of Common Stock on The NASDAQ Capital Market on May 30, 2017, as adjusted for the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2017, Celsion filed the Certificate of Amendment with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, to effect the Reverse Stock Split and set the number of authorized shares of New Common Stock at 112.5 million shares. The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On May 26, 2017, Celsion issued a press release titled “Celsion Corporation Announces Stock Consolidation,” a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Celsion Corporation
99.1	Press release titled “Celsion Corporation Announces Stock Consolidation” issued by Celsion Corporation on May 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: May 26, 2017	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Celsion Corporation
99.1	Press release titled “Celsion Corporation Announces Stock Consolidation” issued by Celsion Corporation on May 26, 2017